UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 30, 2008

Global Gold Corporation

(Exact name of registrant as specified in its charter)

Delaware	02-69494	13-3025550
(State or other jurisdiction	(Commission	(IRS
of incorporation)	File Number)	Identification No.)

45 East Putnam Avenue, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (203) 422-2300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On December 30, 2008 Global Gold Corporation sold $125,000 in shares of common stock in a private placement, pursuant to exemptions from registration requirements of the Securities Act under Regulation D based upon representations and covenants provided by the respective purchasers. The transaction involved the issuance of one million two hundred fifty thousand shares of common stock at $0.10 per share. Each share purchased shall also entitle the purchaser to a warrant for the purchase of an additional one share at the price per share of $0.15 exercisable on or before December 9, 2013, unless mutually agreed otherwise. The total offering is for up to ten million shares (the” Offering”) of which the Company has sold four million seven hundred fifty thousand.  The sales were made with current individual shareholders.   The Offering will terminate upon the earlier of the completion of the sale of all of the Securities offered or December 31, 2008, unless the Offering is extended up to an additional 30 days until January 30, 2009 by the Company, in its sole discretion (the “Offering Period”).  The Offering may be closed from time to time in tranches of any number of Securities (collectively the “Closings”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Gold Corporation

Dated: December 30, 2008	By:	/s/ Van Z. Krikorian
Name: Van Z. Krikorian Title: Chairman and Chief Executive Officer